Exhibit 10.52
2023 Cardlytics Bonus Plan
Overview
The 2023 Cardlytics Bonus Plan (“Bonus Plan”) outlines certain financial benefits, in the form of cash bonus payments, that may be awarded to employees for helping Cardlytics, Inc. (“Company”) reach its corporate goals. The Bonus Plan applies to all employees of the Company and its subsidiaries who are not on commission plans, except for Entertainment employees, unless otherwise dictated by the Company. This Bonus Plan is subject to change in the Company’s discretion. If you have additional questions about the Bonus Plan, please speak with your manager or the People team.
Bonus Potential
Your bonus potential is a percentage of your annualized base salary, based on your base salary at the end of the 2023 calendar year. Your bonus percentage is based upon your level. You can find your bonus percentage in UKG.
Bonus Plan Components
The Bonus Plan is an annual bonus plan, and is based on the Company’s corporate performance in 2023 – specifically, its financial performance with respect to Adjusted EBITDA. Any bonuses earned will be paid out after the conclusion of 2023, in or about March 2024, subject to the Company meeting its corporate performance goal, and are subject to modification based on your personal performance during the year, as further detailed in this Bonus Plan.
Target Adjusted EBITDA Goal
The Bonus Plan is based on the Company’s budgeted goal of reaching negative ($0.2m) in Adjusted EBITDA in 2023. For purposes of the Bonus Plan, the budgeted Adjusted EBITDA goal has been modified by adding back in the budgeted bonus payout amount of $7.6m and subtracting the budgeted capitalized software development expenses of $10m, such that the target Adjusted EBITDA goal for purposes of the 2023 bonus plan shall be negative ($2.6m) (the “Target Adjusted EBITDA Goal”). The two-step mathematical equation leading to the Target Adjusted EBITDA Goal is as follows:

STEP ONE

	-\$0.2m (Adjusted EBITDA Goal)
+	\$7.6m (budgeted bonus payout amount)
=	\$7.4m (Adjusted EBITDA Goal + budgeted bonus payout amount)

STEP TWO

	\$7.4m (Adjusted EBITDA Goal + budgeted bonus payout amount)
-	\$10.0 (budgeted capitalized software development expenses)
=	-\$2.6m (Target Adjusted EBITDA Goal for bonus purposes)

Meeting the Goal
In the event that the Company meets the Target Adjusted EBITDA Goal in 2023, 100% of all bonus payouts will be fully funded.

Exhibit 10.52
Beating the Goal
In the event the Company exceeds its Target Adjusted EBITDA goal by up to $10m over the Target Adjusted EBITDA Goal, 30% of the excess amount shall be added to the bonus pool and distributed to employees as additional bonus amounts over their standard bonus payout. In the event that the Company exceeds its Target Adjusted EBITDA goal by between $10m and $20m, 30% of the excess up to $10m, and 40% of the excess between $10m and $20m, shall be added to the bonus pool and distributed to employees as additional bonus amounts over their standard bonus payout. No additional funds will be added to the bonus pool in the event the Company exceeds its Target Adjusted EBITDA goal by over $20m. The recipients and amounts of any excess bonus pool distribution shall be in the Company’s sole discretion.
Missing the Goal
In the event the Company missed its Target Adjusted EBITDA goal, but achieves negative $6.4m (-$6.4m) in Adjusted EBITDA, subject to the same bonus and capitalized software development expense modifications as outlined above (the “Threshold Adjusted EBITDA Goal”), 50% of all bonus payouts will be fully funded. In the event that the Company exceeds the Threshold Adjusted EBITDA Goal, but misses the Target Adjusted EBITDA Goal, all of the excess dollars above the Threshold Adjusted EBITDA Goal shall be added to the bonus pool and distributed to employees as additional bonus amounts over their bonus payout. The recipients and amounts of any excess bonus pool funds distribution shall be in the Company’s sole discretion. In the event the Company does not achieve the Threshold Adjusted EBITDA Goal in 2023, no bonuses will be funded or paid out to employees.
TL;DR
As more fully stated above, bonuses shall be funded as follows:

•Under the Threshold: 0% of bonuses funded
•At Threshold: 50% of bonuses funded
•Over Threshold and Under Target: 50% of bonuses funded, and all dollars above the Threshold Adjusted EBITDA Goal are added to the bonus pool for additional bonus distributions • At Target: 100% of bonuses funded
•Over the Target: 100% of bonuses funded, and for the first $10m above Target Adjusted EBITDA, 30% of the excess goes to the bonus pool for additional bonus distributions; for the second $10m above Target Adjusted EBITDA, 40% of the excess goes to the bonus pool for additional bonus distributions.
Personal Performance
The amount you will receive for your 2023 bonus is subject to modification based on your personal performance in 2023. Your personal performance in 2023 will be determined in connection with your annual review.

Annual reviews for 2023 will have a five-point scale that will inform the amount you receive for a bonus. Below is an example of how performance can modify your bonus payout:

Exhibit 10.52

•Below Expectations: You are eligible for 0% of your allotted bonus
•Partially Meets Expectations: You are eligible for 50% of your allotted bonus
•Meets Expectations: You are eligible for 100% of your allotted bonus
•Exceeds Expectations: You are eligible for 110% of your allotted bonus
•Superb: You are eligible for 140% of your allotted bonus

Putting It All Together

The following example is intended to illustrate the Bonus Plan outlined above:

•Cardlytics employee has a salary of $50,000 with a 10% bonus opportunity
•As a result, the target bonus is $5,000 ($50,000 x .10)
•During the annual review, the employee was rated as “Superb,” which modifies their potential payout by 140%
•Given these facts, how much will the employee receive for their 2023 bonus?
oIf the Company does not meet its Threshold Adjusted EBITDA Goal, they will not receive a bonus
oIf the Company hits its Threshold Adjusted EBITDA Goal, the employee will receive a bonus of
$3,500 (50% of the $5,000 bonus target = $2,500, multiplied by 140% for the superb rating =
$3,500) o If the Company exceeds its Threshold Adjusted EBITDA Goal but falls short of its Target Adjusted EBITDA Goal, the employee will receive a bonus of $3,500, per the previous bullet, and may receive an additional bonus amount funded by the bonus pool
oIf the Company hits its Target Adjusted EBITDA Goal, the employee will receive a bonus of $7,000 ($5,000 bonus target multiplied by 140% for the superb rating) o If the Company exceeds its Target Adjusted EBITDA Goal, the employee will receive a bonus of $7,000, per the previous bullet, and may receive an additional bonus amount funded by the bonus pool

Terms and Conditions

•Any individual employee’s participation in the Bonus Plan is subject to the Company’s discretion, and any decisions by the Company regarding an employee’s participation, or lack thereof, in the Bonus Plan is final.
•Employees subject to this Bonus Plan hired between January 1, 2023 and September 30, 2023 will be eligible for a pro-rated annual bonus; employees hired after October 1, 2023 will not be eligible for any bonus pursuant to this Bonus Plan.
•Employees who switch from the Bonus Plan to a commission plan, or vice versa, will be eligible for pro- rated participation in the Bonus Plan based on the portion of the year they were bonus eligible, unless the Company decides otherwise.
•You must be an active employee of Cardlytics on the date the bonus is paid to employees in order to be entitled to any bonus payment. Individuals who are not employed by Cardlytics on the date that bonus is set to be paid are not eligible to receive a bonus.
•The Bonus Plan, its guidelines, and your participation are all subject to modification or termination, in whole or in part, at any time at the sole discretion of the Company.
•The Company’s calculation of any bonus payments, and any interpretations of the Bonus Plan, are final in all respects.
•The specific date that bonuses shall be paid shall be determined by Company in its sole discretion.
•All bonus payments are subject to applicable federal, state and local tax withholdings.
•This plan does not create a contract of employment or a contract for pay.